SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 30, 2004

                               PTEK HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)


       Georgia                     000-27778                 59-3074176
------------------------      --------------------        -------------------
(State of Incorporation)      (Commission File No.)        (I.R.S. Employer
                                                          Identification No.)



                            3399 Peachtree Road, N.E.
                          The Lenox Building, Suite 700
                             Atlanta, Georgia 30326
          (Address of principal executive offices, including zip code)


                                 (404) 262-8400
              (Registrant's telephone number, including area code)











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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE
-----------------------------------------------

         On June 30, 2004, PTEK Holdings, Inc. ("PTEK" or the "Company") issued a press release announcing that it has closed a three-year $120 million revolving credit facility with a syndicate led by Bank of America, N.A. The new facility replaces the Company's previous $60 million credit facility and exceeds the $100 million revolving credit commitment secured by the Company on May 10, 2004. The new facility will be available to retire the Company's remaining public debt as well as for working capital, acquisitions and other corporate purposes. As a result of the conversion of all outstanding $85 million principal amount of the Company's 5% Convertible Subordinated Notes due August 2008 (the "2008 Convertible Notes") into common stock on June 14, 2004, the Company did not enter into the previously announced $40 million term loan, which would have been available solely to underwrite the redemption of the 2008 Convertible Notes.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
-----------------------------------------

     (c)  Exhibits

     The following exhibit is filed herewith as part of this Current Report on Form 8-K:

Exhibit No.                  Description
----------                   -----------
     99 Press Release, dated June 30, 2004, announcing the closing of $120 million credit facility.



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



                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PTEK HOLDINGS, INC.


Date:  June 30, 2004               By:    /s/ L. Scott Askins
                                          ----------------------------
                                          L. Scott Askins
                                          Senior Vice President - Legal,
                                          General Counsel and Secretary



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



                                  EXHIBIT INDEX


Exhibit No.                       Description
----------                        -----------
    99 Press Release, dated June 30, 2004, announcing the closing of $120 million credit facility.




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